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                                                                     Exhibit 5.1


                   [SIDLEY AUSTIN BROWN & WOOD LLP LETTERHEAD]

                                November 19, 2002

Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York 10604

         Re:      Starwood Hotels & Resorts Worldwide, Inc.
                  7 3/8% Senior Notes due 2007
                  7 7/8% Senior Notes due 2012

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), and the Guarantor (as hereinafter defined) with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), to register up to $700,000,000 aggregate principal amount of the Corporation's 7 3/8% Senior Notes due 2007 (the "5-Year Exchange Notes") and the Corporation's 7 7/8% Senior Notes due 2012 (the "10-Year Exchange Notes" and, together with the 5-Year Exchange Notes, the "Exchange Notes") to be issued in an exchange offer for, respectively, $700,000,000 aggregate principal amount of the Corporation's outstanding 7 3/8% Senior Notes due 2007 (the "5-Year Original Notes") and $800,000,000 aggregate principal amount of the Corporation's outstanding 7 7/8% Senior Notes due 2012 (the "10-Year Original Notes" and, together with the 5-Year Original Notes, the "Original Notes"). The Original Notes and the Exchange Notes are referred to herein collectively as the "Notes." The Original Notes are, and the Exchange Notes will be, guaranteed (the "Guarantees") by Sheraton Holding Corporation, a Nevada corporation (the "Guarantor"). Original Notes that are accepted for exchange for Exchange Notes will be cancelled and retired.

         The Original Notes were and the Exchange Notes will be issued pursuant to an Indenture dated as of April 19, 2002 (the "Indenture") among the Corporation, the Guarantor, certain other parties named therein and U.S. Bank National Association, N.A., as trustee (the "Trustee"). The Original Notes were issued and sold on April 19, 2002 to Lehman Brothers Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., SG Cowen Securities Corporation, Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc., Fleet Securities, Inc., BMO Nesbitt Burns Corp., Bear, Stearns & Co. Inc. and Scotia Capital (USA) Inc., the initial purchasers thereof (the "Initial Purchasers"), without registration under the Securities Act, and were offered and sold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act and in transactions outside the United States in reliance on Regulation S under the Securities Act. In connection with the offer and sale of the Original Notes, the Corporation, the Guarantor and certain other parties named therein entered into a Registration Rights Agreement dated as of April 19, 2002 (the "Registration Rights Agreement") with the Initial Purchasers, providing for, among other things, the exchange of the Original Notes. The Registration Statement is being filed pursuant to the Registration Rights Agreement.

         In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the form of Exchange Notes and the Indenture. We have also examined
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originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

         Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. Assuming that (i) the Corporation has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) the Corporation has and will have full right, power and authority to execute, deliver and perform its obligations under each of the Indenture and the Exchange Notes, (iii) the Indenture has been duly authorized, executed and delivered by the Corporation and the Guarantor and duly executed and delivered by the Trustee, and (iv) the execution, delivery and performance of each of the Indenture and the Exchange Notes do not and will not violate the organizational documents of the Corporation, the Exchange Notes will be legally issued and valid and binding obligations of the Corporation (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; and (ii) the 5-Year Exchange Notes and the 10-Year Exchange Notes shall have been duly executed and issued by the Corporation and duly authenticated by the Trustee as provided in the Indenture and shall have been duly delivered against surrender and cancellation of like principal amounts of the 5-Year Original Notes and 10-Year Original Notes, respectively, in the manner described in the Registration Statement.

         2. Assuming that (i) the Guarantor has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) the Guarantor has and will have full right, power and authority to execute, deliver and perform its obligations under the Indenture,
(iii) the Indenture has been duly authorized, executed and delivered by the Corporation and the Guarantor and duly executed and delivered by the Trustee, and (iv) the execution, delivery and performance of the Indenture do not and will not violate the organizational documents of the Guarantor, the Guarantees will be legally issued and valid and binding obligations of the Guarantor (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; and (ii) the 5-Year Exchange Notes and the 10-Year Exchange Notes shall have been duly executed and issued by the Corporation and duly authenticated by the Trustee as provided in the Indenture and shall have been duly delivered against surrender and cancellation of like principal amounts of the 5-Year Original Notes and 10-Year Original Notes, respectively, in the manner described in the Registration Statement.

         We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance of the Exchange Notes or the Guarantees. This opinion letter is limited to the laws of the State of New York and the Securities Act.

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         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                         Very truly yours,

                                         /s/ Sidley Austin Brown & Wood LLP



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